UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2006
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code ccodecode (314) 342-3400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 5, 2006, Peabody Energy Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, certain subsidiary guarantors party thereto (the “Guarantors”) and Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as representatives of the underwriters listed in Schedule II thereto (the “Underwriters”), pursuant to which the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, $650,000,000 aggregate principal amount of 7.375% Senior Notes due 2016 and $250,000,000 aggregate principal amount of 7.875% Senior Notes due 2026 (together, the “Notes”).
     The foregoing description of the Underwriting Agreement is qualified by reference to the agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement dated October 5, 2006, which was filed with the Securities and Exchange Commission on October 6, 2006.
Item 8.01 Other Events.
     On October 10, 2006, the Company announced that the Federal Court of Australia formally approved the Company’s acquisition of Excel Coal Limited. A copy of the Company’s October 10, 2006 press release announcing court approval is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
1.1	Underwriting Agreement dated October 5, 2006 among the Company, the Guarantors and the Underwriters.

99.1	Press Release dated October 10, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
Date: October 11, 2006
/s/ JEFFERY L. KLINGER
Jeffery L. Klinger
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement dated October 5, 2006 among the Company, the Guarantors and the Underwriters

99.1	Press Release dated October 10, 2006